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As filed with the Securities and Exchange Commission on June 19, 2008

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-10

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

TRANSCANADA CORPORATION
(Exact name of Registrant as specified in its charter)

Canada (Province or other jurisdiction of incorporation or organization)	4922; 4923; 4924; 5172 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)

TransCanada Tower, 450 First Street S.W., Calgary, Alberta, Canada, T2P 5H1, (403) 920-2000
(Address and telephone number of Registrant's principal executive offices)

TransCanada Power Marketing Ltd., 110 Turnpike Road, Suite 203, Westborough, Massachusetts 01581, (508) 871-1855
(Name, address, and telephone number of agent for service in the United States)

Copies to:

Gregory A. Lohnes TransCanada Corporation TransCanada Tower 450 First Street S.W. Calgary, Alberta, Canada T2P 5H1 (403) 920-2000	Michael L. Hermsen, Esq. Mayer Brown LLP 71 S. Wacker Drive Chicago, Illinois U.S.A., 60606 (312) 782-0600	David R.J. Lefebvre, Esq. Stikeman Elliott LLP 4300 Bankers Hall West 888 Third Street S.W. Calgary, Alberta, Canada T2P 5C5 (403) 266-9000

Christopher J. Cummings, Esq. Shearman & Sterling LLP Commerce Court West Suite 4405, 199 Bay Street Toronto, Ontario, Canada M5L 1E8 (416) 360-8484	Don Tse, Esq. Mcleod Dixon LLP 3700 Canterra Tower 400 Third Avenue SW Calgary, Alberta, Canada T2P 4H2 (403) 267-8222

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after this Registration Statement is declared effective.

Province of Alberta, Canada
(Principal jurisdiction regulating this offering)

          It is proposed that this filing shall become effective (check appropriate box):

A.	☐	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☒	at some future date (check appropriate box below):
	1.	☐	pursuant to Rule 467(b) on at (designate a time not sooner than seven calendar days after filing).
	2.	☐	pursuant to Rule 467(b) on at (designate a time seven calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on .
	3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
	4.	☒	after the filing of the next amendment to this Form (if preliminary material is being filed).

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box: ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1) (2) (3)	Proposed maximum offering price per Security	Proposed maximum aggregate offering price (2)	Amount of registration fee (5)

Common Shares (4)

First Preferred Shares

Second Preferred Shares

Subscription Receipts

Total	U.S.$2,917,720,288	100%	U.S.$3,000,000,000	U.S.$114,666.41

(1)
In U.S. dollars or the equivalent thereof in foreign denominated currencies or currency units.
(2)
Estimated solely for purposes of calculating the registration fee. There are being registered under this Registration Statement such indeterminate number of common shares of the Registrant, such indeterminate number of first preferred shares of the Registrant, such indeterminate number of second preferred shares of the Registrant and such indeterminate number of subscription receipts of the Registrant as shall have an aggregate initial offering price not to exceed U.S.$2,917,720,288. The securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(3)
Based upon a proposed maximum offering price of Cdn$3,000,000,000 at an exchange rate of Cdn$1.0282 per U.S.$1.00, the noon buying rate in New York City on June 13, 2008 for cable transfers in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York.
(4)
Includes associated common share purchase rights. The value, if any, attributable to the rights is reflected in the market price of the common shares.
(5)
The Registrant previously paid a filing fee of U.S.$683 in connection with Registration Statement on Form F-10 (No. 333-140150) initially filed on January 23, 2007, relating to the registration of securities that remain unsold under such Registration Statement as of the date hereof, which unsold securities are hereby deregistered. Pursuant to Rule 457(p) under the Securities Act of 1933, as amended, the Registrant is offsetting the amount of this previously paid filing fee against the total filing fee of U.S.$114,666.41 due in connection with the filing of this Registration Statement.

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act of 1933, as amended, or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

PART I

INFORMATION REQUIRED TO BE
DELIVERED TO OFFEREES OR PURCHASERS

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Subject to Completion, dated June 18, 2008

TRANSCANADA CORPORATION

$3,000,000,000

Common Shares
First Preferred Shares
Second Preferred Shares
Subscription Receipts

        TransCanada Corporation ("TCC" or the "Corporation") may from time to time offer common shares ("Common Shares"), first preferred shares ("First Preferred Shares"), second preferred shares ("Second Preferred Shares") and subscription receipts ("Subscription Receipts") (collectively, Common Shares, First Preferred Shares, Second Preferred Shares and Subscription Receipts are referred to herein as the "Securities") having an aggregate offering price of up to $3,000,000,000 (or the equivalent in US dollars or other currencies) during the 25 month period that this short form base shelf prospectus, including any amendments hereto, remains valid (the "Offering").

        The specific terms of any offering of Securities will be set forth in a shelf prospectus supplement (a "Prospectus Supplement") including, where applicable: (i) in the case of Common Shares, the number of shares offered and the offering price; (ii) in the case of First Preferred Shares and Second Preferred Shares, the designation of the particular series, the number of shares offered, the offering price, any voting rights, any rights to receive dividends, any terms of redemption, any conversion or exchange rights and any other specific terms; and (iii) in the case of Subscription Receipts, the offering price, the procedures for the exchange of the Subscription Receipts for Common Shares, First Preferred Shares or Second Preferred Shares, as the case may be, and any other specific terms. A Prospectus Supplement may include other terms pertaining to the Securities that are not prohibited by the parameters set forth in this prospectus.

        All shelf information permitted under applicable laws to be omitted from this prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this prospectus. Each Prospectus Supplement will be incorporated by reference into this prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

        The issued and outstanding Common Shares are listed on the Toronto Stock Exchange and the New York Stock Exchange under the symbol "TRP". There is no market through which the First Preferred Shares, Second Preferred Shares or Subscription Receipts may be sold and purchasers may not be able to resell any First Preferred Shares, Second Preferred Shares or Subscription Receipts purchased under this prospectus. This may affect the pricing of the securities in the secondary market, the transparency and availability of trading prices, the liquidity of the securities, and the extent of issuer regulation. See the "Risk Factors" section of the applicable Prospectus Supplement.

        The Corporation may sell the Securities to or through underwriters purchasing as principals and may also sell the Securities to one or more purchasers directly or through agents. See "Plan of Distribution". The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter or agent, as the case may be, engaged by TCC in connection with the offering and sale of Securities, and will set forth the terms of the offering of such Securities, including the method of distribution of such Securities, the proceeds to TCC, any fees, discounts or other compensation payable to underwriters or agents, and any other material terms of the plan of distribution.

        This Offering is made by a Canadian issuer that is permitted, under a multi-jurisdictional disclosure system adopted in the United States, to prepare this prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. Financial statements included or incorporated herein by reference have been prepared in accordance with Canadian generally accepted accounting principles, and may be subject to Canadian auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies. Information regarding the impact upon the Corporation's financial statements of significant differences between Canadian and United States generally accepted accounting principles is contained in the Corporation's audited related supplemental note entitled "Reconciliation to United States GAAP" as at December 31, 2007 and 2006 and for each of the years in the three-year period ended December 31, 2007 and the unaudited related supplemental note entitled "Reconciliation to United States GAAP" as at March 31, 2008 and for the three-month periods ended March 31, 2008 and 2007.

        Prospective investors should be aware that the acquisition of the Securities described herein may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein or in any applicable Prospectus Supplement.

        The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely by the fact that the Corporation is incorporated and organized under the laws of Canada, that some or all of its officers and directors are residents of Canada, that some or all of the experts named in the registration statement are residents of Canada and that all or a substantial portion of the assets of the Corporation and said persons are located outside the United States.

        These Securities have not been approved or disapproved by the Securities and Exchange Commission (the "SEC") or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offence.

The date of this prospectus is                                        , 2008.

Forward-Looking Information

        This prospectus (and any Prospectus Supplement) and the documents incorporated by reference in this prospectus include "forward-looking information" and "forward-looking statements" within the meaning of securities laws, including the "safe harbour" provisions of the Securities Act (Ontario), the Securities Act (Alberta), the United States Private Securities Litigation Reform Act of 1995, Section 21E of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Section 27A of the United States Securities Act of 1933, as amended. All forward-looking information and forward-looking statements are based on the Corporation's current beliefs as well as assumptions made by and information currently available to the Corporation and relate to, among other things, anticipated financial performance, business prospects, strategies, regulatory developments, new services, market forces, commitments and technological developments. Forward-looking information and forward-looking statements may be identified by the use of words like "believes", "intends", "expects", "may", "will", "should", or "anticipates", or the negative equivalents of those words or comparable terminology, and by discussions of strategies that involve risks and uncertainties.

        The risks and uncertainties of the Corporation's business, including those discussed and incorporated by reference in this prospectus and the Annual Information Form (as defined herein) as described under "Risk Factors", could cause TCC's actual results and experience to differ materially from the anticipated results or other expectations expressed. The material assumptions in making these forward-looking statements are disclosed in the MD&A (as hereinafter defined, as may be modified or superseded by documents incorporated or deemed to be incorporated by reference herein) under the headings "Pipelines — Opportunities and Developments", "Pipelines — Business Risks", "Energy — Opportunities and Developments", "Energy — Business Risks" and "Risk Management and Financial Investments". In addition, the Corporation bases forward-looking information and forward-looking statements on assumptions about future events, which may not prove to be accurate. In light of these risks, uncertainties and assumptions, prospective investors should not place undue reliance on forward-looking information and forward-looking statements and should be aware that events described in the forward-looking information and forward-looking statements set out in this prospectus (and any Prospectus Supplement) and the documents incorporated by reference in this prospectus may not occur.

        The Corporation cannot assure prospective investors that its future results, levels of activity and achievements will occur as the Corporation expects, and neither the Corporation nor any other person assumes responsibility for the accuracy and completeness of the forward-looking information and forward-looking statements. Except as required by law, the Corporation assumes no obligation to update or revise any forward-looking information or forward-looking statement, whether as a result of new information, future events or otherwise.

Where to Find More Information

        The Corporation has filed with the SEC a registration statement on Form F-10 relating to the Securities. This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement, certain items of which are contained in the exhibits to the registration statement as permitted by the rules and regulations of the SEC. Statements included or incorporated by reference in this prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance, prospective investors should refer to the exhibits for a complete description of the matter involved. Each such statement is qualified in its entirety by such reference. Each time the Corporation sells Securities under the registration statement, it will provide a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this prospectus.

        The Corporation files annual and quarterly financial information and material change reports and other material with the securities commission or similar regulatory authority in each of the provinces and territories of Canada and with the SEC. Under the multi-jurisdictional disclosure system adopted by the United States, documents and other information that the Corporation files with the SEC may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the United States. Prospective investors may read and download any public document that TCC has filed with the securities commission or similar regulatory authority in each of the provinces and territories of Canada on the System for Electronic Document Analysis and Retrieval ("SEDAR") at www.sedar.com. Prospective investors may read and copy any document TCC has filed with the SEC at the SEC's public reference room in Washington D.C. and may also obtain copies of those documents from the public reference room of the SEC at 100 F Street, N.E., Washington, D.C. 20549 by paying a fee. Additionally, prospective investors may read and download some of the documents the Corporation has filed with the SEC's Electronic Data Gathering and Retrieval ("EDGAR") system at www.sec.gov. Reports and other information about the Corporation may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

Enforceability of Civil Liabilities

        The Corporation is a corporation incorporated under and governed by the Canada Business Corporations Act. Some of the directors and officers of the Corporation, and some of the experts named in this prospectus, are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets, and a substantial portion of the Corporation's assets, are located outside the United States. TCC has appointed an agent for service of process in the United States, but it may be difficult for holders of Securities who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of Securities who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon the Corporation's civil liability and the civil liability of the directors and officers of the Corporation and experts under the United States federal securities laws. TCC has been advised by its Canadian counsel, Stikeman Elliott LLP, that a judgment of a United States court predicated solely upon civil liability under United States federal securities laws would probably be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. TCC has also been advised by Stikeman Elliott LLP, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon United States federal securities laws.

        The Corporation filed with the SEC, concurrently with its registration statement on Form F-10, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Corporation appointed TransCanada Power Marketing Ltd. as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Corporation in a United States court arising out of or related to or concerning the offering of securities under this prospectus.

Documents Incorporated by Reference

        Information has been incorporated by reference in this prospectus from documents filed with the securities commissions or similar authorities in Canada and with the SEC in the United States.

        The following documents of the Corporation filed with the securities commissions or similar authorities in each of the provinces and territories of Canada and the SEC are incorporated by reference in this prospectus:

  (a)
  Audited comparative consolidated financial statements as at December 31, 2007 and 2006 and for each of the years in the three-year period ended December 31, 2007, the notes thereto, and the auditors' report thereon;

  (b)
  Management's discussion and analysis of financial condition and results of operations as at and for the year ended December 31, 2007 (the "MD&A");

  (c)
  Audited related supplemental note entitled "Reconciliation to United States GAAP" as at December 31, 2007 and 2006 and for each of the years in the three-year period ended December 31, 2007, the notes thereto, and the auditors' report thereon;

  (d)
  Management's report on internal control over financial reporting, dated February 25, 2008 and the auditors' report thereon;

  (e)
  Comments by auditors for United States readers on Canada-United States reporting differences, dated February 25, 2008;

  (f)
  Annual information form for the year ended December 31, 2007 dated February 25, 2008 (the "Annual Information Form");

  (g)
  Management proxy circular dated February 25, 2008 for the 2008 annual meeting of shareholders held April 25, 2008;

  (h)
  Unaudited interim comparative consolidated financial statements as at March 31, 2008 and for the three-month periods ended March 31, 2008 and 2007, and the notes thereto;

  (i)
  Management's discussion and analysis of financial condition and results of operations as at and for the three-month period ended March 31, 2008;

  (j)
  Unaudited related supplemental note entitled "Reconciliation to United States GAAP" as at March 31, 2008 and for the three-month periods ended March 31, 2008 and 2007; and

  (k)
  Material change report dated April 10, 2008 relating to the Corporation's pending acquisition of all of the membership interests of KeySpan-Ravenswood, LLC from National Grid plc.

        Any documents of the type referred to above (excluding confidential material change reports) and any business acquisition reports subsequently filed by the Corporation with securities regulatory authorities in Canada after the date of this prospectus and prior to the termination of the Offering shall be deemed to be incorporated by reference into this prospectus. These documents will be available through the internet on SEDAR, which can be accessed at www.sedar.com. In addition, any similar documents filed by the Corporation with the SEC in the Corporation's periodic report on Form 6-K or annual report on Form 40-F, and any other documents filed with or furnished to the SEC pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act, in each case after the date of this prospectus, shall be deemed to be incorporated by reference into this prospectus and the registration statement of which this prospectus forms a part, if and to the extent expressly provided in such reports. The Corporation's periodic reports on Form 6-K and its annual reports on Form 40-F are available on the SEC's web site at www.sec.gov.

        Any statement contained in this prospectus or in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. Any statement so modified or superseded shall not constitute a part of this prospectus, except as so modified or superseded.

        Upon a new annual information form and the related annual financial statements being filed by the Corporation with and, where required, accepted by the applicable securities regulatory authorities during the term of this prospectus, the previous annual information form, the previous annual financial statements and accompanying management's discussion and analysis, all interim financial statements and accompanying management's discussion and analysis and material change reports filed by the Corporation prior to the commencement of the financial year of the Corporation in which the new annual information form is filed shall be deemed no longer to be incorporated by reference into this prospectus for purposes of future offers and sales of Securities hereunder. Upon interim financial statements and the accompanying management's discussion and analysis being filed by the Corporation with the applicable securities regulatory authorities during the term of this prospectus, all interim financial statements and accompanying management's discussion and analysis filed prior to the new interim consolidated financial statements shall be deemed no longer to be incorporated into this prospectus for purposes of future offers and sales of Securities hereunder.

        The Corporation will provide without charge to each person to whom this prospectus is delivered, including any beneficial owner, upon written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to TransCanada Corporation, 450 - 1st Street S.W., Calgary, Alberta, Canada, T2P 5H1, Attention: Corporate Secretary, telephone number (403) 920-2000.

        Prospective investors should rely only on the information contained in or incorporated by reference in this prospectus or any applicable Prospectus Supplement and on the other information included in the registration statement of which this prospectus forms a part. The Corporation has not authorized anyone to provide prospective investors with different or additional information. The Corporation is not making an offer of these Securities in any jurisdiction where the offer is not permitted by law. Prospective investors should not assume that the information contained in or incorporated by reference in this prospectus or any applicable Prospectus Supplement is accurate as of any date other than the date on the front of the applicable Prospectus Supplement.

About This Prospectus

        In this prospectus and in any Prospectus Supplement, unless otherwise specified or the context otherwise requires, all dollar amounts are expressed in Canadian dollars. References to "dollars" or "$" are to lawful currency of Canada, and references to "US dollars" or "US$" are to lawful currency of the United States.

        Unless otherwise indicated, all financial information included and incorporated by reference in this prospectus or included in any Prospectus Supplement is determined using Canadian generally accepted accounting principles which are in effect from time to time in Canada, referred to as "Canadian GAAP." "US GAAP" means generally accepted accounting principles which are in effect from time to time in the United States. For a discussion of the principal differences between the Corporation's financial results as calculated under Canadian GAAP and US GAAP, prospective investors should refer to the Corporation's audited related supplemental note entitled "Reconciliation to United States GAAP" as at December 31, 2007 and 2006 and for each of the years in the three-year period ended December 31, 2007 and the unaudited related supplemental note entitled "Reconciliation to United States GAAP" as at March 31, 2008 and for the three-month periods ended March 31, 2008 and 2007.

        A Prospectus Supplement containing the specific terms of an offering of Securities will be delivered to purchasers of such Securities together with this prospectus and will be deemed to be incorporated by reference into this prospectus as of the date of such Prospectus Supplement solely for the purposes of the offering of the Securities offered thereunder.

TransCanada Corporation

        TCC was incorporated pursuant to the provisions of the Canada Business Corporations Act on February 25, 2003 in connection with a plan of arrangement which established TCC as the parent company of TransCanada PipeLines Limited ("TCPL"). The arrangement was approved by TCPL common shareholders on April 25, 2003 and, following court approval and the filing of Articles of Arrangement, the arrangement became effective May 15, 2003. Pursuant to the arrangement, the common shareholders of TCPL exchanged each of their TCPL common shares for one Common Share of TCC. The debt securities and preferred shares of TCPL remained obligations and securities of TCPL. TCPL continues to hold the assets it held prior to the arrangement and continues to carry on business as the principal operating subsidiary of the TCC group of entities. TCC does not hold any material assets directly other than the common shares of TCPL and notes receivable from certain of TCC's subsidiaries. TCC's head and registered office is located at 450 - 1st Street S.W., Calgary Alberta, Canada, T2P 5H1.

        TCC, through TCPL, operates primarily in two business segments: Pipelines and Energy. The Pipelines segment of TCC's business is principally comprised of TCPL's pipelines in Canada, the United States and Mexico and its regulated natural gas storage operations in the United States. The Energy segment of TCC's business includes TCPL's power operations in Canada and the United States, non-regulated natural gas storage business in Canada and liquefied natural gas projects in Canada and the United States.

Consolidated Capitalization

        Other than the effect of changes in foreign currency exchange rates on US dollar denominated loans, there have been no material changes in the share and loan capital of the Corporation, on a consolidated basis, since March 31, 2008.

Use of Proceeds

        Unless otherwise indicated in a Prospectus Supplement relating to a particular offering of Securities, the Corporation intends to use the net proceeds from the sale of Securities to repay indebtedness and/or to, directly or indirectly, finance future growth opportunities. Specific information about the use of net proceeds will be set forth in a Prospectus Supplement. The Corporation may invest funds which the Corporation does not immediately use. Such investments may include short-term marketable investment grade securities. The Corporation may, from time to time, issue securities (including debt securities) other than pursuant to this prospectus.

Description of the Securities Being Distributed

        The Corporation is authorized to issue an unlimited number of Common Shares, of which 577,976,639 were issued and outstanding as of June 17, 2008, and an unlimited number of First Preferred Shares and Second Preferred Shares issuable in series, of which none are outstanding as of June 17, 2008. No Subscription Receipts were issued and outstanding as of June 17, 2008.

        The following description of each of the Common Shares, First Preferred Shares, Second Preferred Shares and Subscription Receipts is a summary of certain of their material attributes and characteristics which does not purport to be complete. The terms and conditions set forth in this section will apply, as applicable, to each Common Share, First Preferred Share, Second Preferred Share and Subscription Receipt unless otherwise specified.

Common Shares

        The Common Shares entitle the holders thereof to one vote per share at all meetings of shareholders, except meetings at which only holders of another specified class of shares are entitled to vote, and, subject to the rights, privileges, restrictions and conditions attaching to the First Preferred Shares and the Second Preferred Shares, whether as a class or a series, and to any other class or series of shares of TCC which rank prior to the Common Shares, entitle the holders thereof to receive: (i) dividends if, as and when declared by the board of directors of TCC out of the assets of TCC properly applicable to the payment of the dividends in such amount and payable at such times and at such place or places as the board of directors of TCC may from time to time determine; and (ii) the remaining property of TCC upon a dissolution.

        The Corporation has a shareholders' rights plan (the "Rights Plan") that is designed to encourage the fair treatment of shareholders in connection with any takeover bid for the Corporation. Rights issued under the Rights Plan become exercisable when a person (subject to certain exceptions), and any related parties, acquires or announces the intention to acquire 20% or more of the Corporation's outstanding Common Shares without complying with certain provisions set out in the Rights Plan or without approval of the board of directors of the Corporation. Should such an acquisition occur, each rights holder, other than the acquiring person and related parties, will have the right to purchase Common Shares essentially at a 50% discount to the market price at that time. For further particulars, reference should be made to the Rights Plan, a copy of which may be obtained on request without charge from the Corporate Secretary of TCC, 450 - 1st Street S.W., Calgary, Alberta, Canada, T2P 5H1 (telephone (403) 920-2000).

First Preferred Shares

        Subject to certain limitations, the board of directors of TCC may, from time to time, issue First Preferred Shares in one or more series and determine for any such series, its designation, number of shares and respective rights, privileges, restrictions and conditions. The First Preferred Shares, as a class, have, among others, provisions to the effect set forth below.

        The First Preferred Shares of each series shall rank on a parity with the First Preferred Shares of every other series, and shall be entitled to preference over the Common Shares, the Second Preferred Shares and any other shares ranking junior to the First Preferred Shares with respect to the payment of dividends, the repayment of capital and the distribution of assets of TCC in the event of a liquidation, dissolution or winding up of TCC.

        Except as provided by the Canada Business Corporations Act or as referred to below, the holders of the First Preferred Shares will not have any voting rights nor will they be entitled to receive notice of or to attend shareholders' meetings. The holders of any particular series of First Preferred Shares will, if the directors of TCC so determine prior to the issuance of such series, be entitled to such voting rights as may be determined by the directors if TCC fails to pay dividends on that series of preferred shares for any period as may be so determined by the directors.

        The provisions attaching to the First Preferred Shares as a class may be modified, amended or varied only with the approval of the holders of the First Preferred Shares as a class. Any such approval to be given by the holders of the First Preferred Shares may be given by the affirmative vote of the holders of not less than 66 2/3 per cent of the First Preferred Shares represented and voted at a meeting or adjourned meeting of such holders.

Second Preferred Shares

        The rights, privileges, restrictions and conditions attaching to the Second Preferred Shares are substantially identical to those attaching to the First Preferred Shares, except that the Second Preferred Shares are junior to the First Preferred Shares with respect to the payment of dividends, repayment of capital and the distribution of assets of TCC in the event of a liquidation, dissolution or winding up of TCC.

Subscription Receipts

        The Subscription Receipts may be offered separately or together with the Common Shares, First Preferred Shares or Second Preferred Shares, as the case may be. The Subscription Receipts will be issued under a subscription receipt agreement that will be entered into at the time of issuance of the Subscription Receipts.

        The applicable Prospectus Supplement will include details of the subscription receipt agreement covering the Subscription Receipts being offered. The specific terms of the Subscription Receipts, and the extent to which the general terms described in this section apply to those Subscription Receipts, will be set forth in the applicable Prospectus Supplement. A copy of the subscription receipt agreement will be filed by the Corporation with securities regulatory authorities in Canada after it has been entered into by the Corporation.

        The particular terms of each issue of Subscription Receipts that will be described in the related Prospectus Supplement will include, where applicable:

  •
  the number of Subscription Receipts;

  •
  the price at which the Subscription Receipts will be offered;

  •
  the procedures for the exchange of the Subscription Receipts into Common Shares, First Preferred Shares or Second Preferred Shares, as the case may be;

  •
  the number of Common Shares, First Preferred Shares or Second Preferred Shares, as the case may be, that may be exchanged upon exercise of each Subscription Receipt;

  •
  the designation and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security;

  •
  terms relating to the holding and release or return of the gross proceeds from the sale of the Subscription Receipts plus any interest earned thereon;

  •
  material income tax consequences of owning the Subscription Receipts; and

  •
  any other material terms and conditions of the Subscription Receipts.

Certain Income Tax Considerations

        The applicable Prospectus Supplement will describe certain material Canadian federal income tax consequences to an investor who is a resident of Canada or who is a non-resident of Canada of the acquisition, ownership and disposition of any Securities offered thereunder, including whether the payment of dividends will be subject to Canadian non-resident withholding tax.

        The applicable Prospectus Supplement will also describe certain material United States federal income tax consequences of the acquisition, ownership and disposition of any Securities offered thereunder by an initial investor who is a United States person (within the meaning of the United States Internal Revenue Code).

Plan of Distribution

        The Corporation may sell the Securities: (i) through underwriters purchasing as principals; (ii) directly to one or more purchasers pursuant to applicable statutory exemptions; or (iii) through agents. The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices.

        The Prospectus Supplement relating to each offering of Securities will identify each underwriter or agent, as the case may be, and will also set forth the terms of that offering, including the type of Security being offered, the purchase price of such Security, the proceeds to the Corporation, any underwriters' or agents' fees, commissions or other items constituting underwriters' or agents' compensation, any public offering price, and any concessions or discounts allowed or reallowed or paid by any underwriters to others. Only underwriters or agents so named in the Prospectus Supplement are deemed to be underwriters or agents, as the case may be, in connection with the Securities offered thereby.

        In connection with the sale of the Securities, underwriters may receive compensation from the Corporation in the form of commissions, concessions or discounts. Any such commissions may be paid out of the general funds of the Corporation or the proceeds of the sale of the Securities.

        Under agreements which may be entered into by the Corporation, underwriters and agents who participate in the distribution of Securities may be entitled to indemnification by the Corporation against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters or agents may be required to make in respect thereof.

        The applicable Prospectus Supplement will set forth the intention of any underwriters or agents who participate in the distribution of the Securities to over-allot or effect transactions which stabilize, maintain, or otherwise affect the Security's price at a higher level than that which might exist in the open market. Such transactions may be commenced, interrupted or discontinued at any time.

Risk Factors

        Prospective purchasers of Securities should consider carefully the risk factors contained in and incorporated by reference in this prospectus (including subsequently filed documents incorporated by reference) and those described in a Prospectus Supplement relating to a specific offering of Securities.

        Discussions of certain risks affecting the Corporation in connection with its business are provided in the Corporation's annual disclosure documents filed with the various securities regulatory authorities which are incorporated by reference in this prospectus.

Legal Matters

        Certain matters relating to the issue and sale of the Securities will be passed upon on behalf of the Corporation by Stikeman Elliott LLP, as to matters of Canadian law, and Mayer Brown LLP, as to matters of United States law. As to matters of Canadian law, Mayer Brown LLP will rely upon the opinion of Stikeman Elliott LLP.

Auditors, Transfer Agent and Registrar

        The auditors of the Corporation are KPMG LLP, Chartered Accountants, Calgary, Alberta.

        The transfer agent and registrar for the Common Shares is Computershare Trust Company of Canada at its principal offices in Toronto and Calgary.

Interest of Experts

        As at the date of this prospectus, the partners and associates of Stikeman Elliott LLP and Mayer Brown LLP, as a group, beneficially own, directly or indirectly, less than 1% of any class of securities of the Corporation. In connection with the audit of the Corporation's annual financial statements for the year ended December 31, 2007, KPMG LLP confirmed that they are independent within the meaning of the Rules of Professional Conduct of Alberta and the standards of the SEC.

Experts

        The audited comparative consolidated financial statements of the Corporation as at December 31, 2007 and 2006 and for each of the years in the three year period ended December 31, 2007 and the notes thereto, the audited related supplemental note entitled "Reconciliation to United States GAAP" as at December 31, 2007 and 2006 and for each of the years in the three year period ended December 31, 2007 and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2007 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, Chartered Accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Documents Filed as Part of the Registration Statement

        The following documents have been or will be filed with the SEC as part of the registration statement of which this prospectus forms a part: the documents referred to under "Documents Incorporated by Reference"; consents of KPMG LLP; consent of Stikeman Elliott LLP; consent of Mayer Brown LLP; and powers of attorney from directors and officers of the Corporation.

PART II

INFORMATION NOT REQUIRED TO BE
DELIVERED TO OFFEREES OR PURCHASERS

Indemnification of Certain Persons

        Section 124 of the Canada Business Corporation Act ("CBCA") and Section 6 of By-Law No. 1 of TransCanada Corporation ("TransCanada") provide for the indemnification of directors and officers of TransCanada. Under these provisions, TransCanada shall indemnify a director or officer of TransCanada, a former director or officer, and may indemnify an individual who acts or acted at TransCanada's request as a director or officer or in a similar capacity of another entity (collectively, an "Indemnified Person") against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the Indemnified Person in respect of any civil, criminal, administrative, investigative or other proceeding (other than in respect to an action by or on behalf of TransCanada to procure a judgment in its favor) in which the individual is involved because of that association with TransCanada or other entity, if the Indemnified Person fulfills the following two conditions: (a) he or she acted honestly and in good faith with a view to the best interests of TransCanada or in the best interests of such other entity as applicable and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful. In respect of an action by or on behalf of TransCanada or such other entity to procure a judgment in its favor, TransCanada, with the approval of a court, may indemnify an Indemnified Person against all costs, charges and expenses reasonably incurred by him or her in connection with such action if he or she fulfills the conditions set out in clauses (a) and (b) of the previous sentence. Notwithstanding the foregoing, an Indemnified Person is entitled to indemnification from TransCanada in respect of all costs, charges and expenses reasonably incurred by him or her in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which he or she is made a party by reason of his or her association with TransCanada or such other entity if he or she fulfills the conditions in clauses (a) and (b) of this paragraph and was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the provisions described above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

        TransCanada maintains directors' and officers' liability insurance with policy limits of U.S.$175 million in the aggregate, subject to a deductible in respect of corporate reimbursement of U.S.$5,000,000 for each loss and an additional policy limit of U.S.$25,000,000 for non-indemnifiable losses only. Generally, under this insurance TransCanada is reimbursed for payments in excess of the deductible made under corporate indemnity provisions on behalf of its directors and officers, and individual directors and officers (or their heirs and legal representatives) are covered for losses arising during the performance of their duties for which they are not indemnified by TransCanada. Major exclusions from coverage include claims arising from illegal acts, those acts which result in illegal personal profit, violation of any fiduciary duty under the U.S. Employee Retirement Income Security Act of 1974, pollution damage (except for resultant shareholder actions), bodily injury, property damage or engineering professional services and claims brought by a director or officer against another director or officer or by TransCanada against a director or officer except for shareholder derivative actions not assisted in by a director or officer of TransCanada.

        The foregoing is a description of the provisions of Section 124 of the CBCA and TransCanada's By-Law No. 1 regarding indemnification of directors and officers of TransCanada and TransCanada's directors' and officers' liability insurance in effect as of February 25, 2008.

        Additionally, directors and officers of TransCanada are party to indemnity agreements with TransCanada pursuant to which TransCanada has agreed to indemnify such directors and officers from liability arising in connection with the performance of their duties. Such indemnity agreements conform with the provisions of the Canada Business Corporations Act.

EXHIBITS

Exhibit Number		Description
4.	1	Audited comparative consolidated financial statements of TransCanada as at December 31, 2007 and 2006 and for each of the years in the three-year period ended December 31, 2007, the notes thereto and the auditors' report thereon (included as part of the Form 40-F filed with the Securities and Exchange Commission on February 27, 2008 and incorporated by reference herein).
4.	2	Management's discussion and analysis of financial condition and results of operations of TransCanada as at and for the year ended December 31, 2007 (included as part of the Form 40-F filed with the Securities and Exchange Commission on February 27, 2008 and incorporated by reference herein).
4.	3	Audited related supplemental note entitled "Reconciliation to United States GAAP" as at December 31, 2007 and 2006 and for each of the years in the three-year period ended December 31, 2007, the notes thereto and the auditors' report thereon (included as part of the Form 40-F filed with the Securities and Exchange Commission on February 27, 2008 and incorporated by reference herein).
4.	4	Management's report on internal control over financial reporting and the auditors' report thereon (included as part of the Form 40-F filed with the Securities and Exchange Commission on February 27, 2008 and incorporated by reference herein).
4.	5	Comments by auditors for United States Readers on Canada-United States reporting differences, dated February 25, 2008 (included as part of the Form 40-F filed with the Securities and Exchange Commission on February 27, 2008 and incorporated by reference herein).
4.	6	Annual information form of TransCanada for the year ended December 31, 2008, dated February 25, 2008 (included as part of the Form 40-F filed with the Securities and Exchange Commission on February 27, 2008 and incorporated by reference herein).
4.	7	Management proxy circular dated February 25, 2008 (filed with the Securities and Exchange Commission as part of a Form 6-K report on February 27, 2008 and incorporated by reference herein).
4.	8	Unaudited interim comparative consolidated financial statements of TransCanada as at March 31, 2008 and for the three month periods ended March 31, 2008 and 2007, and the notes thereto (filed with the Securities and Exchange Commission as part of a Form 6-K report on April 25, 2008 and incorporated by reference herein).
4.	9	Management's discussion and analysis of financial condition and results of operations of TransCanada as at and for the three month period ended March 31, 2008 (filed with the Securities and Exchange Commission as part of a Form 6-K report on April 25, 2008 and incorporated by reference herein).
4.	10	Unaudited related supplemental note entitled "Reconciliation to United States GAAP" as at March 31, 2008 and for the three month periods ended March 31, 2008 and 2007 (filed with the Securities and Exchange Commission as part of a Form 6-K report on April 25, 2008 and incorporated by reference herein).
4.	11	Material change report dated April 10, 2008 (filed with the Securities and Exchange Commission as part of a Form 6-K report on April 10, 2008 and incorporated by reference herein).
**4.	12	Consent of KPMG to be filed with the Alberta Securities Commission.
*5.	1	Consent of KPMG.
**5.	2	Consent of Stikeman Elliott LLP.
**5.	3	Consent of Mayer Brown LLP.
*6.	1	Power of attorney (pages III-2 to III-3 of the Registration Statement).

*
Filed herewith.

**
To be filed by amendment.

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.    Undertaking

        The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2.    Consent to Service of Process

(a)
Concurrently with the filing of this Registration Statement, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

(b)
Any change to the name or address of the agent for service of the Registrant shall be communicated promptly to the Commission by amendment of Form F-X referencing the file number of the relevant registration statement.

III-1

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Country of Canada, on the 18th day of June, 2008.

TRANSCANADA CORPORATION
By:	/s/ HAROLD N. KVISLE
Harold N. Kvisle President and Chief Executive Officer and Director

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of Harold N. Kvisle, Gregory A. Lohnes and Donald J. DeGrandis his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing appropriate or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        This Power and Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ HAROLD N. KVISLE Harold N. Kvisle	President and Chief Executive Officer (Principal Executive Officer) and Director	June 18, 2008
/s/ GREGORY A. LOHNES Gregory A. Lohnes	Executive Vice-President and Chief Financial Officer (Principal Financial Officer)	June 18, 2008
/s/ G. GLENN MENUZ G. Glenn Menuz	Vice-President and Controller (Principal Accounting Officer)	June 18, 2008

III-2

/s/ KEVIN E. BENSON Kevin E. Benson	Director	June 18, 2008
/s/ DEREK H. BURNEY Derek H. Burney, O.C.	Director	June 18, 2008
/s/ WENDY K. DOBSON Wendy K. Dobson	Director	June 18, 2008
/s/ E. LINN DRAPER E. Linn Draper	Director	June 18, 2008
/s/ PAULE GAUTHIER The Hon. Paule Gauthier, P.C., O.C., O.Q, Q.C.	Director	June 18, 2008
/s/ KERRY L. HAWKINS Kerry L. Hawkins	Director	June 18, 2008
/s/ S. BARRY JACKSON S. Barry Jackson	Director	June 18, 2008
/s/ PAUL L. JOSKOW Paul L. Joskow	Director	June 18, 2008
/s/ JOHN A. MACNAUGHTON John A. MacNaughton, C.M.	Director	June 18, 2008
/s/ DAVID P. O'BRIEN David P. O'Brien	Director	June 18, 2008
/s/ W. THOMAS STEPHENS W. Thomas Stephens	Director	June 18, 2008
/s/ D. MICHAEL G. STEWART D. Michael G. Stewart	Director	June 18, 2008

III-3

AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of TransCanada Corporation in the United States, on June 18, 2008 in Calgary, Alberta, Canada.

TRANSCANADA POWER MARKETING LTD.
By:	/s/ DONALD J. DEGRANDIS
Donald J. DeGrandis Secretary

III-4

EXHIBIT INDEX

Exhibit Number		Description
4.	1	Audited comparative consolidated financial statements of TransCanada as at December 31, 2007 and 2006 and for each of the years in the three-year period ended December 31, 2007, the notes thereto and the auditors' report thereon (included as part of the Form 40-F filed with the Securities and Exchange Commission on February 27, 2008 and incorporated by reference herein).
4.	2	Management's discussion and analysis of financial condition and results of operations of TransCanada as at and for the year ended December 31, 2007 (included as part of the Form 40-F filed with the Securities and Exchange Commission on February 27, 2008 and incorporated by reference herein).
4.	3	Audited related supplemental note entitled "Reconciliation to United States GAAP" as at December 31, 2007 and 2006 and for each of the years in the three-year period ended December 31, 2007, the notes thereto and the auditors' report thereon (included as part of the Form 40-F filed with the Securities and Exchange Commission on February 27, 2008 and incorporated by reference herein).
4.	4	Management's report on internal control over financial reporting and the auditors' report thereon (included as part of the Form 40-F filed with the Securities and Exchange Commission on February 27, 2008 and incorporated by reference herein).
4.	5	Comments by auditors for United States Readers on Canada-United States reporting differences, dated February 25, 2008 (included as part of the Form 40-F filed with the Securities and Exchange Commission on February 27, 2008 and incorporated by reference herein).
4.	6	Annual information form of TransCanada for the year ended December 31, 2008, dated February 25, 2008 (included as part of the Form 40-F filed with the Securities and Exchange Commission on February 27, 2008 and incorporated by reference herein).
4.	7	Management proxy circular dated February 25, 2008 (filed with the Securities and Exchange Commission as part of a Form 6-K report on February 27, 2008 and incorporated by reference herein).
4.	8	Unaudited interim comparative consolidated financial statements of TransCanada as at March 31, 2008 and for the three month periods ended March 31, 2008 and 2007, and the notes thereto (filed with the Securities and Exchange Commission as part of a Form 6-K report on April 25, 2008 and incorporated by reference herein).
4.	9	Management's discussion and analysis of financial condition and results of operations of TransCanada as at and for the three month period ended March 31, 2008 (filed with the Securities and Exchange Commission as part of a Form 6-K report on April 25, 2008 and incorporated by reference herein).
4.	10	Unaudited related supplemental note entitled "Reconciliation to United States GAAP" as at March 31, 2008 and for the three month periods ended March 31, 2008 and 2007 (filed with the Securities and Exchange Commission as part of a Form 6-K report on April 25, 2008 and incorporated by reference herein).
4.	11	Material change report dated April 10, 2008 (filed with the Securities and Exchange Commission as part of a Form 6-K report on April 10, 2008 and incorporated by reference herein).
**4.	12	Consent of KPMG to be filed with the Alberta Securities Commission.
*5.	1	Consent of KPMG.
**5.	2	Consent of Stikeman Elliott LLP.
**5.	3	Consent of Mayer Brown LLP.
*6.	1	Power of attorney (pages III-2 to III-3 of the Registration Statement).

*
Filed herewith.

**
To be filed by amendment.

E-1

QuickLinks

CALCULATION OF REGISTRATION FEE
PART I
INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
Table of Contents
Forward-Looking Information
Where to Find More Information
Enforceability of Civil Liabilities
Documents Incorporated by Reference
About This Prospectus
TransCanada Corporation
Consolidated Capitalization
Use of Proceeds
Description of the Securities Being Distributed
Certain Income Tax Considerations
Plan of Distribution
Risk Factors
Legal Matters
Auditors, Transfer Agent and Registrar
Interest of Experts
Experts
Documents Filed as Part of the Registration Statement
PART II INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
EXHIBITS
PART III UNDERTAKING AND CONSENT TO SERVICE OF PROCESS
SIGNATURES
POWER OF ATTORNEY
AUTHORIZED REPRESENTATIVE
EXHIBIT INDEX